SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2005

ALONG MOBILE TECHNOLOGY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50814
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

f.9,C,No.88, Western Part of the 2nd South Ring Road

Xi’an City, Shaanxi Province, China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-29-88360097

(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

====================================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 8, 2005, Jianjun Zhang resigned as the Company’s sole director. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In addition, on September 8, 2005, Jianjun Zhang resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary.

Effective September 8, 2005, Jianwei Lee was appointed the Company’s President, Chief Executive Officer, Chief Technology Officer, and Secretary; Zhen Wang was appointed the Company’s Chief Financial Officer; Yeru Gao was appointed the Company’s Chief Operation Officer and Gerry Salazar was appointed the Company’s Public Relations Manager. In addition, on September 8, 2005 these individuals were also appointed to the Board of Directors of the Company.

Mr. Lee, age 40, is one of the core founders of Shaanxi Jialong Hi-Tech Industries Co, Ltd and has been employed by such company since 2001. As Chief Technology Officer of the company, Mr. Lee has had overall responsibilities for research and development of Wireless Interactive Games and Digital Products of the company. Prior to his current employment, Mr. Lee worked as President of Fuzhou Extraterrestrial Computor Technology Co., Ltd.-Xi’an Filiale in 1994. He also worked as western deputy for setting up sales network of IBM in the western part of China in HK JunHeng in 1992. Mr. Lee graduated from the Computer Science Department of Northwestern Polytechnical University in Xi’an with a Bachelor’s degree of Engineering in Computer Application in 1987.

Mr. Wang, age 32, is also the president of an investment consulting company. He was formerly an advisor to many well-known internal corporations for going public in China. Prior to his current occupation, Mr. Wang worked as Auditor of Jiangsu Zhongtian Tech Cor. Ltd. He had also constructed a set of financial policies for an investment bank. Mr. Wang graduated summa cum laude from the department of Finance major of a known University of Finance and Economics with a Master’s degree in 1999. He honorably earned the qualification of Certified Public Accountant and Certified Asset Evaluator in 2001.

Mr. Gao, age 37, joined Shaanxi Jialong Hi-Tech Industries Co, Ltd in 1999, bringing his analytic expertise in finance, accounting, and strategy. He was formerly a principal in the industrial department of Northwestern Polytechnical University from 1996-1998 in Xi’an, China. He also served as Vice President in the investment department of Guosen Securities and had participated in many listing companies’ initial public offerings during this period. Mr. Gao graduated from the Shaanxi Normal University in Xi’an with a Bachelor’s degree in Finance in 1989.

Mr. Salazar, age 43, is the founder and President of E View Media where he customizes and directs the corporate messages for various publicly traded companies. Prior to founding E View in 1999, he was an online Financial News Reporter where he interviewed hundreds of chief executive officers of publicly traded companies. Prior to that, he worked for ten years as a registered representative on Wall Street where he participated in numerous NASDAQ initial public offerings. Mr. Salazar graduated from Pratt Institute in 1985 with a bachelor’s degree in Mechanical Engineering (BSME 1985).

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALONG MOBILE TECHNOLOGY, INC.

By:	/s/ Jianwei Lee
Jianwei Lee, President

Dated: September 12, 2005